Exhibit 99.1

ePlus Announces Stock Repurchase Program

HERNDON, VA – June 16, 2014 – ePlus inc. (Nasdaq NGM: PLUS – news) announced that its board of directors has authorized the Company to repurchase up to 500,000 shares of ePlus’ outstanding common stock over a 12-month period commencing June 16, 2014. This new authorization replaces the Company’s current repurchase plan which was to expire on November 13, 2014. The current plan, which commenced November 14, 2013, authorized the repurchase of up to 750,000 shares of ePlus’ outstanding common stock.  Since commencement of the plan, the Company has repurchased 687,488 shares through June 12, 2014.  ePlus had approximately 7.5 million shares of common stock outstanding as of June 9, 2014.

The purchases may be made from time to time in the open market, or in privately negotiated transactions, subject to availability.  Any repurchased shares will have the status of treasury shares and may be used, if and when needed, for general corporate purposes. ePlus has no obligation to repurchase shares under the authorization, and the timing, actual number and value of the shares which are repurchased will be at the discretion of management and will depend on a number of factors, including the price of the Company's common stock. The Company may suspend or discontinue repurchases at any time.

About ePlus inc.

ePlus is a leading integrator of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering complex information technology solutions, which may include managed and professional services and products from top manufacturers, flexible financing, and proprietary software.  Founded in 1990, ePlus has more than 900 associates serving commercial, state, municipal, and education customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus® is a registered trademark of ePlus inc.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and general slowdown of the U.S. economy such as our current and potential customers’ delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; significant adverse changes in, reductions in, or losses of relationships with major customers or vendors; possible volatility in the U.S. stock markets and equity prices; the adequacy of our cash flow and earnings and other conditions which may affect our ability to repurchase shares at planned levels; our ability to implement comprehensive plans to achieve customer account coverage, cost containment, asset rationalization, systems integration and other key strategies; our ability to secure our electronic and other confidential information; changes to our senior management team; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to consummate and integrate acquisitions; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150